Exhibit 10.2
2007-2 AMENDMENT
TO THE
STEELCASE INC.
RESTORATION RETIREMENT PLAN
(Effective March 1, 1998)
     This 2007-2 Amendment to the STEELCASE INC. RESTORATION RETIREMENT PLAN (“Plan”) is adopted by Steelcase Inc. (“Steelcase”). The amendment is effective as of March 1, 2007.
A.
     Section 2 of the Plan is amended to add the following new defined terms and then all the defined terms shall be re-numbered and re-ordered in alphabetical order:
“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in the Rule 13d-3 of the General Rules and Regulations of the Exchange Act.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a)	any Person (other than any Initial Holder or Permitted Transferee) (i) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below, and (ii) the combined voting power of the securities of the Company that are Beneficially Owned by such Person exceeds the combined voting power of the securities of the Company that are Beneficially Owned by all Initial Holders and Permitted Transferees at the time of such acquisition by such Person or at any time thereafter; or

(b)	the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director

(other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or involving any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto), at least fifty-five percent (55%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Initial Holder or Permitted Transferee) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-five percent (55%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership, directly or indirectly, in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
“Company” means Steelcase Inc.
“Director” means any individual who is a member of the Board.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, or any successor act thereto.
“Initial Holder” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
“Permitted Transferee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company and include a Permitted Trustee solely in its capacity as a trustee of a Permitted Trust.
“Permitted Trust” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
“Permitted Trustee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.”

B.
     Section 5 of the Plan is amended to replace the language in Section 5 with the following:
     “5.1 Vesting Service
     A Participant’s years of service for purposes of determining the vesting percentage under the Plan shall be equal to the “Years of Service” as determined and defined under the Steelcase Inc. Retirement Plan.
     5.2 Vested Percentage
     The Participant’s vested percentage shall be determined by the following schedule:

Years of Service	Vested Percentage
Less than 2	0%
2, but less than 3	25%
3, but less than 4	50%
4, but less than 5	75%
5 or more	100%”
C.
     There shall be a new Section 7 of the Plan and the other sections shall be re-numbered thereafter:
     “SECTION 7: CHANGE IN CONTROL
     7.1 Vesting
     A Participant shall be 100% vested upon a Change in Control.
     7.2 Payment
     Upon a Change in Control, amounts credited to the Participant’s Account shall be paid in a single lump sum as soon as reasonably practicable following the date of the Change in Control; provided, however, in the event such payment would be made during 2007, such payment shall instead be made as soon as reasonably practicable after January 2, 2008; and provided further, that Participants’ Accounts that are in payment status under Section 6.2 of the Plan shall continue to be paid in annual installments in accordance with Section 6.2 of the Plan.”

D.
     In all other respects, the Plan remains unchanged.
     IN WITNESS OF WHICH, Employer executes this 2007-2 Amendment to the Plan.

STEELCASE INC.
Dated: February 9, 2007	By:	/s/ Nancy W. Hickey
Nancy W. Hickey
	Its:	Sr. Vice President & Chief Administrative Officer

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